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Exhibit 99.1

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Princeton Pike Corporate Center PO Box 7348 Princeton, NJ 08543-7548	Telephone 609 896 2100 Fax 609 896 9782

Audit Committee of the Board of Directors
Bio-Technology General Corp.
70 Wood Avenue South
Iselin, NJ 08830

Ladies and Gentlemen:

We have audited the consolidated financial statements of Bio-Technology General Corp. and subsidiaries for the years ended December 31, 2001, 2000 and 1999 and have issued our report thereon dated September 20, 2002. In planning and performing our audit of the consolidated financial statements of Bio-Technology General Corp. and subsidiaries we considered internal control in order to determine our auditing procedures for the purpose of expressing our opinion on the consolidated financial statements. An audit does not include examining the effectiveness of internal control and does not provide assurance on internal control. The maintenance of adequate internal control designed to fulfill control objectives is the responsibility of management. Because of inherent limitations in internal control, errors or fraud may nevertheless occur and not be detected. Also, controls found to be functioning at a point in time may later be found deficient because of the performance of those responsible for applying them, and there can be no assurance that controls currently in existence will prove to be adequate in the future as changes take place in the organization.

However, we noted a matter involving internal control and its operation that we consider to be a reportable condition under standards established by the American Institute of Certified Public Accountants. Reportable conditions are matters coming to our attention that, in our judgment, relate to significant deficiencies in the design or operation of internal control and could adversely affect the organization's ability to record, process, summarize, and report financial data consistent with the assertions of management in the consolidated financial statements. Our consideration of internal control would not necessarily disclose all matters in internal control that might be reportable conditions. Furthermore, reportable conditions do not include potential future internal control problems; that is, control problems coming to our attention that do not affect the preparation of consolidated financial statements for the period under audit.

Audit Committee of the Board of Directors
Bio-Technology General Corp.
October 2, 2002

        A material weakness is a reportable condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We consider the following matter involving internal control and its operation to be a material weakness.

Need for Additional Technical Accounting and Financial Reporting Resources

        One of the fundamental components of the control environment, as described in the AICPA auditing standards in the Appendix to AU 319 Consideration of Internal Control in a Financial Statement Audit is the "Commitment to competence". Another of these fundamental components of the control environment is "Management's philosophy and operating style" which includes "...management's attitudes toward information processing and accounting functions and personnel." The Company restated its financial statements for each of the years ended December 31, 2001, 2000 and 1999 in its recently filed Form 10-K/A for the year ended December 31, 2001. The principal adjustments related to the deferral of costs which should have been expensed as incurred, the non-recognition of compensation costs in connection with stock option modifications, and revenue recognition. We believe that the occurrence of these adjustments indicates a significant need for the Company to employ additional technical accounting and financial reporting resources. Additionally, the complexity of external financial reporting has increased significantly over the past few years and this trend is expected to continue.

        We note that the CFO resides in Israel and spends only part of his time in the USA and that the Company does not have a corporate controller. We believe that the Company should strengthen the competence of the finance department by employing, as soon as possible, additional resources who have significant expertise in external financial reporting and disclosure matters applicable to public companies. These additional personnel should have the appropriate level of authority, responsibility, lines of reporting and operating philosophy to enable them to be successful in improving the Company's financial reporting system, including the appropriate support and commitment from senior management and the Audit Committee.

        This condition was considered in determing the nature, timing, and extent of the audit tests applied in our audit of the consolidated financial statements for the years ended December 31, 2001, 2000 and 1999, and this report does not affect our report on these consolidated financial statements dated September 20, 2002. We have not considered internal control since the date of our report.

Audit Committee of the Board of Directors
Bio-Technology General Corp.
October 2, 2002

        This report is intended sorely for the information and use of the audit committee, management, and others within the organization and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/s/ KPMG LLP

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  Exhibit 99.1